UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the continuous private offering of Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), on May 1, 2025, the Company sold an aggregate of 327,442.251 of its common shares of beneficial interest, par value $0.01 per share (the “Shares”), for aggregate consideration of approximately $6.6 million at a price per Class S Share, Class I Share, and Class E Share equal to $20.1440, $20.1238, and $20.6956, respectively, plus applicable upfront selling commissions and dealer manager fees. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Regulation D promulgated thereunder.

The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration
Class S Shares	183,677.520	$3,721,200(1)
Class I Shares	131,684.869	$2,650,000
Class E Shares	12,079.862	$250,000

__________

(1)
Includes upfront selling commission and dealer manager fees of $21,2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: May 5, 2025
	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President